                        Electronically transmitted to the
              Securities and Exchange Commission on March 29, 2002
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             BELL MICROPRODUCTS INC.
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                                            94-3057566
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                              1941 RINGWOOD AVENUE
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 451-9400
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 W. Donald Bell
                      President and Chief Executive Officer
                             Bell Microproducts Inc.
                              1941 Ringwood Avenue
                           San Jose, California 95131
                                  (408)451-9400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              Melodie R. Rose, Esq.
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402
                                 (612) 347-7000

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being offered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                            Amount         Proposed Maximum      Proposed Maximum      Amount of
                                             to be        Offering Price per    Aggregate Offering    Registration
Title of Securities to be Registered      Registered           Share(1)              Price(1)             Fee
------------------------------------      ----------      ------------------    ------------------    ------------
Common Stock to be offered by selling      1,500,000            $10.19             $15,285,000           $1,406
           security holders

  Warrants to purchase one share of          750,000                --(2)                   --(2)            --(2)
             Common Stock

     Common Stock, no par value,             750,000            $10.19               7,642,500              703
       underlying the Warrants

(1) For purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, such amount is based upon the average of the high and low prices of the registrant's Common Stock on March 25, 2002.

(2)      Pursuant to Rule 457(g), no separate registration fee is required.

         The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   Subject to completion, dated March 29, 2002



                                   PROSPECTUS

                             BELL MICROPRODUCTS INC.

                        1,500,000 SHARES OF COMMON STOCK
               WARRANTS TO PURCHASE 750,000 SHARES OF COMMON STOCK
          SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS


         This Prospectus relates to the offer and sale of up to 1,500,000 shares of common stock, $.01 par value, of Bell Microproducts Inc., a California corporation, warrants to purchase 750,000 shares of Bell Microproducts Common Stock and the shares of Common Stock issuable upon exercise of the warrants. These securities may be offered and sold from time to time by current security holders of Bell Microproducts or by pledgees, donees, transferees, or other successors in interest that receive such securities as a gift, distribution, or other non-sale related transfer. The selling security holders may offer their securities from time to time through or to brokers or dealers in the over-the-counter market at market prices prevailing at the time of sale or in one or more negotiated transactions at prices acceptable to the selling security holders. We will not receive any proceeds from the sale of the securities by the selling security holders. See "Plan of Distribution."

         Our common stock is traded on the Nasdaq National Market under the symbol "BELM." The closing sale price on March 27, 2002, as reflected on the Nasdaq National Market, was $10.45 per share.

                                   ----------

                FOR INFORMATION CONCERNING CERTAIN RISKS RELATING
               TO AN INVESTMENT IN BELL MICROPRODUCTS COMMON STOCK
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                                   ----------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SHARES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                 The date of this prospectus is __________, 2002

                                TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT BELL MICROPRODUCTS.......................................3


SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............3


RISK FACTORS...................................................3


USE OF PROCEEDS................................................7


SELLING SECURITY HOLDERS.......................................7


PLAN OF DISTRIBUTION...........................................8


WHERE YOU CAN FIND MORE INFORMATION............................8

                            ABOUT BELL MICROPRODUCTS

         Bell Microproducts Inc. was organized as a California corporation in 1987. We market and distribute a select group of semiconductor and computer products to original equipment manufacturers and value-added resellers. Semiconductor products include memory, logic, microprocessor, peripheral and specialty components. Computer products include disk, tape and optical drives and subsystems, drive controllers, storage systems, monitors, board-level products and computers. We also provide a variety of value-added services to our customers, including subsystem testing, software loading, mass storage and computer systems integration, disk drive formatting and testing, and the packaging of electronic component kits to customer specifications.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         We have made forward-looking statements in this prospectus and in the documents that are incorporated by reference in this prospectus, all of which are subject to risks and uncertainties. Forward-looking statements include information concerning our possible or assumed future results of operations. Also, when we use words such as "believe," "expect," "anticipate" or similar expressions, we are making forward-looking statements. You should note that an investment in our common stock involves certain risks and uncertainties that could affect our future financial results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this prospectus.

         We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors described in the preceding pages, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could materially and adversely affect our business, operating results and financial condition.

                                  RISK FACTORS

         You should carefully consider the following risk factors, together with other information contained or incorporated by reference in this prospectus, in evaluating whether to invest in our shares.

IF WE CANNOT EFFECTIVELY MANAGE OUR GROWTH, OUR BUSINESS MAY SUFFER.

         Our growth in recent years has placed, and continues to place, a significant strain on our management, financial and operational resources. This growth also increases demand on our professional and technical services, sales, information systems, marketing and customer service and support functions. We intend to continue to pursue our growth strategy through increasing our sales efforts for existing and new solution and component offerings, increasing geographical sales coverage and strategic acquisitions. Continued growth will require increased personnel, expanded information systems and additional financial and administrative control procedures. We may not be successful in our efforts to manage growth. If we do not properly manage our planned growth, our financial condition and common stock price may suffer.

WE ARE DEPENDENT ON MANUFACTURERS AND WOULD SUFFER IF WE LOST ANY SIGNIFICANT MANUFACTURER OR FACED A PRODUCT SHORTAGE.

         We are highly dependent on manufacturers for substantially all of the products that we sell. Three manufacturers provided products that represented 41% of our sales in each of 2000 and 2001. The loss of any significant manufacturer could harm our financial condition and results of operations. In the past, significant manufacturers have terminated distribution arrangements with us, and significant distribution relationships could be terminated in the future. Our distribution agreements are cancelable on short notice. Our reliance on manufacturers leaves us vulnerable to having an inadequate supply of required products, price increases, late deliveries and poor product quality. From time to time we, like other distributors in our industry, experience supply shortages and are unable to purchase our desired volume of products. If we are unable to enter into and maintain satisfactory distribution arrangements with leading manufacturers and an adequate supply of products, our sales could suffer considerably.

THE CYCLICAL NATURE OF THE STORAGE, SEMICONDUCTOR AND COMPUTER INDUSTRIES COULD HURT OUR OPERATING RESULTS.

         The storage, semiconductor and computer industries have historically been characterized by fluctuations in product demand and supply, and, consequently, severe fluctuations in price. Over the past several years, the data storage and computer products industries have experienced significant unit volume growth that has, in turn, increased demand for many of the products we distribute. In the event of a shortage of our products, our operating results may depend on the amount of product allocated to us by manufacturers and the timely receipt of such product.

         If the industries in which we operate experience a significant downturn in demand or excess production levels, we may experience an excess supply of the products we sell, and our gross margins may suffer. Although our distribution agreements with manufacturers provide us with limited price protection and certain rights of return, rapid increases in supply levels caused by a shortfall in demand or excess production could hurt our sales or gross margins. In addition, many of our customers in the storage and computer products industries are subject to the risks of significant shifts in demand and severe price pressures by their customers, which may increase the risk that we may not be able to collect accounts receivable owed by some of our customers. If we are unable to collect our accounts receivable, our results of operations and financial condition may suffer.

THERE COULD BE FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS.

         Our quarterly operating results have in the past and could in the future fluctuate substantially. Our operating expense levels are based in part on expectations of future sales. If sales or gross margins in a particular quarter do not meet expectations, operating results could suffer. Factors affecting our quarterly operating results include:

         o        the loss of key manufacturers or customers;

         o        price competition;

         o        problems incurred in managing inventories;

         o        a change in the product mix sold by us;

         o customer demand, including the timing of purchase orders from significant customers;

         o changing economic conditions in North and South America and Europe;

         o our ability to manage credit risk and collect accounts receivable;

         o        our management of foreign currency exposure;

         o        availability of product from manufacturers; and

         o        the timing of expenditures in anticipation of increased sales.

         Due in part to manufacturer rebate programs, a larger portion of our gross profit has historically been reflected in the third month of each quarter than in each of the first two months of each quarter. In addition, we often experience increased sales volume near the end of each quarter, which also causes us to report higher gross profit levels in the third month of each quarter than in each of the first two months of each quarter. If we do not receive products from manufacturers or complete sales in a timely manner at the end of a quarter, or if rebate programs and marketing development funds are discontinued, our operating results in a particular quarter could suffer. In various periods in the past, our operating results have been affected by all of these factors. In particular, price fluctuations in the disk drive and semiconductor industries have affected our gross margins in recent periods.

OUR FINANCIAL OBLIGATIONS MAY LIMIT OUR ABILITY TO OPERATE OUR BUSINESS.

         We have raised significant funding through debt, some of which bears interest at fixed rates and some at variable rates. We are required to meet financial tests on a quarterly basis and comply with other covenants customary in secured financings. If we do not meet debt covenant requirements, our lenders may demand immediate repayment of amounts outstanding. Changes in interest rates may have a significant effect on our operating results. Furthermore, we are dependent on credit from our manufacturers to fund our inventory purchases. If our debt burden increases to high levels, our manufacturers may restrict our credit. Our cash requirements will depend on numerous factors, including the rate of growth of our sales, the timing and levels of products purchased, payment terms and credit limits from manufacturers, the timing and level of our accounts receivable collections and our ability to manage our business profitably.

         Our ability to satisfy our existing obligations will depend upon our future operating performance, which may be affected by prevailing economic conditions and financial, business and other factors described in this prospectus, many of which are beyond our control. If we are unable to service our debt obligations, we may be forced to adopt one or more strategies that may include actions such as reducing or delaying capital expenditures or otherwise slowing our growth strategies, selling assets, restructuring or refinancing our indebtedness or seeking additional equity capital. We do not know whether any of these actions could be effected on satisfactory terms, if at all. Any equity financing may be on terms that are dilutive or potentially dilutive. If we are unable to successfully manage our debt burden, our financial condition would suffer considerably.

WE ARE SUBJECT TO THE RISKS OF INTERNATIONAL OPERATIONS, WHICH MAY HURT OUR PROFITABILITY.

         We believe that international sales will represent a substantial and increasing portion of our net sales for the foreseeable future. Our international operations are subject to a number of risks, including:

         o        fluctuations in currency exchange rates;

         o difficulty in collecting accounts receivable due to longer payment cycles common in foreign markets;

         o        political and economic instability;

         o        difficulty in staffing and managing foreign operations;

         o import and export license requirements, tariffs, taxes and other trade barriers; and

         o the burden of complying with a wide variety of foreign laws, treaties and technical standards and changes in those regulations.

         The majority of our revenues and expenditures in our foreign subsidiaries are transacted in the local currency of the country where the subsidiary operates. For each of our foreign subsidiaries, the local currency is also the functional currency. Fluctuations in currency exchange rates could cause our products to become relatively more expensive to customers in a particular country, leading to a reduction in sales or profitability in that country. To the extent our revenues and expenses are denominated in currencies other than U.S. dollars, gains and losses on the conversion to U.S. dollars may contribute to fluctuations in our operating results. In addition, we have experienced foreign currency remeasurement gains and losses because a significant amount of our foreign subsidiaries' remeasurable net assets and liabilities are denominated in U.S. dollars rather than the subsidiaries' functional currency. As we continue to expand globally and the amount of our foreign subsidiaries' U.S. dollar or non-functional currency denominated remeasurable net asset or liability position increases, our potential for fluctuations in foreign currency remeasurement gains and losses will increase. We have in the past, and expect in the future, to enter into hedging arrangements and enter into local currency borrowing facilities to reduce this exposure, but these arrangements may not be adequate. Furthermore, payment cycles for international customers are typically longer than those for customers in the United States. Unpredictable sales cycles could cause us to fail to meet or exceed the expectations of security analysts and investors for any given period. Further, foreign markets may not continue to develop. If we are unable to manage these risks effectively, our operating results and financial position could be harmed.

OUR GROWTH PLANS DEPEND IN PART ON OUR ABILITY TO SUCCESSFULLY COMPLETE AND INTEGRATE ACQUISITIONS.

         An important part of our growth has been the acquisition of complementary businesses. We may choose to continue this strategy in the future. Our identification of suitable acquisition candidates involves risks inherent in assessing the value, strengths, weaknesses, overall risks and profitability of acquisition candidates. We may be unable to identify suitable acquisition candidates. If we do not make suitable acquisitions, we may find it more difficult to realize our growth objectives.

         The process of integrating new businesses into our operations, including our recently completed acquisitions, poses numerous risks, including an inability to assimilate acquired operations, information systems, internal control systems and products; diversion of management's attention; difficulties and uncertainties in transitioning the business relationships from the acquired entity to us; and the loss of key employees of acquired companies. In addition, future acquisitions by us may be dilutive to our shareholders, cause us to incur additional indebtedness and large one-time expenses or create goodwill or other intangible assets that could result in significant amortization expense. If we spend significant funds or incur additional debt, our ability to obtain necessary financing may decline and we may be more vulnerable to economic downturns and competitive pressures. We cannot guarantee that we will be able to successfully complete any acquisitions, that we will be able to finance acquisitions or that we will realize any anticipated benefits from acquisitions that we complete.

WE COULD SUFFER A SURPLUS OF OBSOLETE OR UNMARKETABLE INVENTORY.

         Franchise distribution agreements often provide us with limited inventory management protection, including price protection and inventory return rights. While we purchase a substantial amount of inventory under franchise distribution agreements, we also purchase significant amounts of inventory without the limited protection that franchise distribution agreements often provide. Without the benefit of effective price protection or inventory return rights for our inventory purchases, we bear the sole risk of obsolescence and price fluctuations, which could harm our operating results. Even when our franchise distribution agreements provide us with price protection and inventory return rights, they may be ineffective when the products in our inventory become obsolete or unmarketable, or when the manufacturers of those products have financial difficulty. In those events, we may be unable to return the products to the manufacturer or to collect refunds for those products in a timely manner, or at all.

WE MUST BE ABLE TO MANAGE RAPID TECHNOLOGICAL CHANGE.

         Many of the products we sell are used in the manufacture or configuration of a wide variety of electronic products. These products are characterized by rapid technological change, short product life cycles and intense competition and pricing pressures. Our continued success depends upon our ability to continue to identify new, emerging technologies, develop technological expertise in these technologies and continually develop and maintain relationships with industry leaders. If we are unsuccessful in our efforts, our results of operations and financial condition may suffer.


                                 USE OF PROCEEDS

         Bell Microproducts will not receive any proceeds from the sale of any of the securities offered hereby.


                            SELLING SECURITY HOLDERS

         Set forth below are the names of the selling security holders, the number of shares of Bell Microproducts common stock beneficially owned by each of them on the date hereof, the number of securities offered hereby and the amount and percentage of common stock to be owned if all securities registered hereunder are sold by the selling security holders. This information is based on information provided by or on behalf of the selling security holders. Because selling security holders may offer all or some portion of the securities, we have assumed for purposes of the table below that all of the securities offered by this prospectus will be sold. Accordingly, the number of shares and warrants may increase or decrease from time to time. The number of shares offered hereby identified in the table below includes shares that are issuable upon exercise of the warrants.

         We issued the securities to the selling security holders in March 2002 in connection with a private placement of such securities. The securities offered hereby shall be deemed to include securities offered by any pledgee, donee, transferee or other successor in interest of any of the selling security holders listed below, provided that this prospectus is amended or supplemented if required by applicable law.


                                   NUMBER OF        NUMBER OF       NUMBER OF
                                    SHARES          WARRANTS          SHARES                  COMMON STOCK
                                 BENEFICIALLY        OFFERED          OFFERED                     OWNED
         NAME                        OWNED           HEREBY           HEREBY                  AFTER OFFERING
         ----                    ------------       ---------       ---------           --------------------------
                                                                                        NUMBER OF
                                                                                         SHARES         PERCENTAGE
                                                                                        ---------       ----------
Bowman Capital Crossover
Fund LP                           1,477,500          738,750          2,216,250             --              --

Bowman Capital Crossover
Fund "A" LP                         22,500           11,250             33,750              --              --

                              PLAN OF DISTRIBUTION

         The selling security holders may sell the shares of common stock on the Nasdaq National Market or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. When used in this prospectus, "selling security holder" includes donees and pledgees selling shares received from the named selling security holders after the date of this prospectus. We will pay all expenses associated with registering the selling security holders' shares, including legal fees incurred by the selling security holders. The selling security holders will pay any brokerage commissions and similar expenses attributable to the sale of the shares. The common stock may be sold in:

         - a block trade, where a broker or dealer will try to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         - transactions where a broker or dealer acts as principal and resells the common stock for its account pursuant to this prospectus;

         - an exchange distribution in accordance with the rules of such exchange; and

         - ordinary brokerage transactions and transactions in which the broker solicits purchases.

         The common stock may also be sold through short sales of shares, put or call option transactions, loans or pledges of the shares, hedging or similar transactions, or a combination of such methods. The selling security holders may or may not involve brokers or dealers in any of these transactions. In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders may, from time to time, authorize underwriters acting as their agents to offer and sell the common stock upon such terms and conditions as shall be set forth in a prospectus supplement. Underwriters, brokers or dealers will receive commissions or discounts from the selling security holders in amounts to be negotiated immediately prior to sale. Offers and sales may also be made directly by the selling security holders, or other bona fide owner of the common stock, so long as an applicable exemption from state broker-dealer registration requirements is available in the jurisdiction of sale. The selling security holders, underwriters, brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales, and any discounts and commissions received by them and any profit realized by them on the resale of the common stock may be deemed to be underwriting discounts and commissions under the Securities Act.

         All or any portion of the shares of common stock covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

         There is no assurance that the selling security holders will offer for sale or sell any or all of the shares of common stock covered by this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C.,

New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (File No. 000-21528) we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         1. Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

         3.      Proxy Statement for the 2001 Annual Meeting of Shareholders;

         4.      Current Report on Form 8-K filed May 29, 2001;

         5. The description of Bell Microproducts common stock which is contained or incorporated by reference in the Registration Statement on Form 8-A dated April 14, 1993 which was declared effective by the Securities and Exchange Commission on June 14, 1993.

         You may request a copy of these filings, at no cost, by writing or telephoning our Chief Financial Officer at the following address:

                 Benedictus Borsboom
                 Executive Vice President of Finance and Chief Financial Officer Bell Microproducts Inc.
                 1941 Ringwood Avenue
                 San Jose, California  95131
                 (408) 451-9400

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide information other than that provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The following expenses will be paid by the Registrant in connection with the distribution of the shares registered hereby. The Registrant is paying all of the selling security holders' expenses related to this offering, except the selling security holders will pay any applicable broker's commissions and expenses as well as fees and disbursements of counsel and experts for the selling security holders. All of such expenses, except for the SEC Registration Fee, are estimated.

SEC Registration Fee .........................          $ 2,109
Legal Fees and Expenses ......................            3,000
Accountants' Fees and Expenses ...............            8,000
Miscellaneous ................................              891
                                                        -------
         Total ...............................          $14,000

Item 15. Indemnification of Directors and Officers.

         Section 317 of the California General Corporation Law (the "CGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").
Article IV of the Registrant's Articles of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the CGCL. The Registrant has also entered into agreements with its officers and directors that may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from any acts or omissions or transactions from which a director may not be relieved of liability under the CGCL), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. The Registrant has obtained directors' and officers' insurance pursuant to said agreements.

         The Registrant's Articles of Incorporation also provide that the liability of the directors of the Registrant for monetary damages to the Registrant or its shareholders is eliminated to the fullest extent permissible under the CGCL.

         The Registrant and the selling security holders listed herein have agreed to indemnify each other, under certain conditions, against certain liabilities arising under the Securities Act.

Item 16. Exhibits.

         See Exhibit Index on page following signatures.

Item 17. Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                      1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

         (c)      The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 29, 2002.

                                              BELL MICROPRODUCTS INC.


                                              By    /s/ W. Donald Bell
                                                    ----------------------------
                                                    W. Donald Bell
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

         The undersigned each hereby constitutes and appoints any one or both of
W. Donald Bell and Benedictus Borsboom his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and perform any acts necessary to file any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3 of Bell Microproducts Inc. with all exhibits thereto, and any and all registration statements, prospectuses, instruments or other documents as a part of or in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the date stated.

             Signature                                  Title                                 Date
             ---------                                  -----                                 ----
 /s/ W. Donald Bell                      President, Chief Executive Officer               March 29, 2002
------------------------------------     and Director (principal executive
W. Donald Bell                           officer)

 /s/ Benedictus Borsboom                 Executive Vice President of Finance              March 29, 2002
------------------------------------     (principal financial and accounting
Benedictus Borsboom                      officer)

 /s/ Gordon A. Campbell                  Director                                         March 29, 2002
------------------------------------
Gordon A. Campbell

 /s/ Eugene B. Chaiken                   Director                                         March 29, 2002
------------------------------------
Eugene B. Chaiken

 /s/ Edward L. Gelbach                   Director                                         March 29, 2002
------------------------------------
Edward L. Gelbach

/s/ James E. Ousley                      Director                                         March 29, 2002
------------------------------------
James E. Ousley

 /s/ Glenn E. Penisten                   Director                                         March 29, 2002
------------------------------------
Glenn E. Penisten

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------


                                    EXHIBITS
                                       to
                         Form S-3 Registration Statement

                                ----------------


                             Bell Microproducts Inc.
             (Exact name of Registrant as specified in its charter)

                                ----------------

                                INDEX TO EXHIBITS

Exhibit
Number   Desription
-------  ----------
4.1      Amended and Restated Articles of Incorporation--incorporated by reference to exhibit filed with the Registrant's Registration Statement on Form S-8 (File No. 33-66580) filed on July 29, 1993.

4.2 Amended and Restated Bylaws--incorporated by reference to exhibit filed with the Registrant's Registration Statement on Form S-1 (File No.
         33-60954) filed on April 14, 1993 and which became effective on June
         14, 1993.

5.1      Opinion and Consent of Fredrikson & Byron, P.A.

23.1     Consent of PricewaterhouseCoopers LLP (to be filed by amendment).

23.2     Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).

24.1 Power of attorney from directors (included on signature page of this Registration Statement).